                                               Exhibit 11

                                  DATARAM CORPORATION AND SUBSIDIARIES
                                    Computation of Earnings per Share
                                Year ended April 30, 1997, 1996 and 1995

                                                     Year Ended April 30,
                              _________________________________________________________________________
                                      1997                     1996                     1995
                              ______________________   ______________________   _______________________
                              Primary  Fully Diluted   Primary  Fully Diluted   Primary   Fully Diluted
                              _______  _____________   _______  _____________   _______   _____________
Shares:
   Weighted averaged number
   Of shares of common
   Stock outstanding        3,360,975    3,360,975   3,816,261    3,816,261    3,796,526    3,796,526

   Effect of dilutive
   common stock options(1)     71,286      103,260      19,097       16,354
                            _________    _________   _________    _________    _________    _________
      Adjusted shares       3,432,261    3,464,235   3,835,358    3,832,615    3,796,526    3,796,526
                            =========    =========   =========    =========    =========    =========

Net Earnings (Loss)        $3,769,000   $3,769,000  $1,450,000   $1,450,000  $(1,299,000) $(1,299,000)
                           __________   __________  __________   __________ _____________ ____________

   Earnings (loss) per
   Share (net earnings
   (Loss) divided by
   Adjusted shares)        $     1.10   $     1.09  $     0.38   $     0.38 $      (0.34) $     (0.34)
                           __________   __________  __________   __________ _____________ ____________


(1) In 1995, the calculation was based solely on weighted averaged number of shares outstanding, as all options were anti-dilutive.

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